                                                                   Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, and 333-29949 of
Microfluidics International, Inc. (the "Company") on Form S-8 of our report dated March 23, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Microfluidics International, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 14, 1999